                                   EXHIBIT II

                            BREAKWATER RESOURCES LTD.

                              SHARE INCENTIVE PLAN
                     AMENDED AND RESTATED AS OF JUNE 8, 2006




Purpose of Share Incentive Plan: THE PURPOSE OF THIS SHARE INCENTIVE PLAN IS TO ATTRACT, RETAIN AND MOTIVATE PERSONS AS DIRECTORS, OFFICERS, EMPLOYEES AND CONSULTANTS OF THE CORPORATION AND THE SUBSIDIARIES AND TO ADVANCE THE INTERESTS OF THE CORPORATION BY PROVIDING SUCH PERSONS WITH THE OPPORTUNITY, THROUGH SHARE OPTIONS, THE SHARE PURCHASE PLAN AND THE SHARE BONUS PLAN, TO ACQUIRE AN INCREASED PROPRIETARY INTEREST IN THE CORPORATION.



                                   DEFINITIONS
Defined Terms:

      Where used herein, the following terms shall have the following meanings, respectively:

"ACT" MEANS THE CANADA BUSINESS CORPORATIONS ACT OR ITS SUCCESSOR, AS AMENDED
      FROM TIME TO TIME;

"AGGREGATE CONTRIBUTION" MEANS THE AGGREGATE OF A PARTICIPANT'S CONTRIBUTION AND
      THE RELATED CORPORATION'S CONTRIBUTION;

"BASIC ANNUAL SALARY" MEANS THE BASIC ANNUAL REMUNERATION OF A PARTICIPANT FROM
      THE EMPLOYER EXCLUSIVE OF ANY OVERTIME PAY, BONUSES OR ALLOWANCES OF ANY KIND WHATSOEVER OR SUCH OTHER AMOUNT AS MAY BE DETERMINED BY THE BOARD FROM TIME TO TIME AS THE BASIC ANNUAL SALARY OF THE PARTICIPANT;

"BOARD" MEANS THE BOARD OF DIRECTORS OF THE CORPORATION OR, IF ESTABLISHED AND
      DULY AUTHORISED TO ACT, THE EXECUTIVE COMMITTEE OR ANOTHER COMMITTEE APPOINTED FOR SUCH PURPOSE BY THE BOARD OF DIRECTORS OF THE CORPORATION;

"BUSINESS DAY" MEANS ANY DAY, OTHER THAN A SATURDAY OR A SUNDAY, ON WHICH THE
      EXCHANGE IS OPEN FOR TRADING;

"CONSULTANT" MEANS A PERSON WITH WHOM THE CORPORATION OR ANY SUBSIDIARY HAS A
      CONTRACT FOR SUBSTANTIAL SERVICES;

"CORPORATION" MEANS BREAKWATER RESOURCES LTD. AND INCLUDES ANY SUCCESSOR
      CORPORATION THERETO;

"CORPORATION'S CONTRIBUTION" MEANS THE AMOUNT THE CORPORATION CREDITS A
      PARTICIPANT UNDER SECTION 3.05 HEREOF;

"DIRECTORS" MEANS THE DIRECTORS OF THE CORPORATION FROM TIME TO TIME;

"ELIGIBLE ASSIGNEE" MEANS, WITH RESPECT TO AN OPTIONEE, (I) THE SPOUSE OF THE
      OPTIONEE, (II) ANY MINOR CHILDREN OF THE OPTIONEE, (III) ANY MINOR GRANDCHILDREN OF THE OPTIONEE, (IV) A CORPORATION CONTROLLED BY THE OPTIONEE WHERE THE ONLY OTHER SHAREHOLDERS OF SUCH CORPORATION ARE THE SPOUSE, MINOR CHILDREN OR MINOR GRANDCHILDREN OF THE OPTIONEE, OR (V) A FAMILY-TRUST, WHERE THE OPTIONEE IS THE TRUSTEE OF SUCH TRUST AND THE BENEFICIARIES OF SUCH TRUST DO NOT INCLUDE ANYONE OTHER THAN THE SPOUSE, MINOR CHILDREN OR MINOR GRANDCHILDREN OF THE OPTIONEE;

"ELIGIBLE PERSON" MEANS ANY DIRECTOR, OFFICER, EMPLOYEE (PART-TIME OR FULL-TIME)
      OR CONSULTANT OF THE CORPORATION OR ANY SUBSIDIARY;

"EMPLOYER" MEANS THE CORPORATION THAT IS THE EMPLOYER OF A PARTICIPANT, BEING
      THE CORPORATION OR A SUBSIDIARY;

"EXCHANGE" MEANS THE TORONTO STOCK EXCHANGE AND, WHERE THE CONTEXT PERMITS, ANY
      OTHER EXCHANGE ON WHICH THE SHARES ARE OR MAY BE LISTED FROM TIME TO TIME;

"HEAD OFFICE PARTICIPANT" MEANS AN INDIVIDUAL WHO IS ENTITLED TO PARTICIPATE IN
      THE SHARE PURCHASE PLAN WHO IS LISTED ON THE HEAD OFFICE PAYROLL MAINTAINED AT THE HEAD OFFICE FROM TIME TO TIME OF THE CORPORATION;

"HOLDING PERIOD" MEANS A PERIOD OF 12 MONTHS;

"INSIDER" MEANS AN INSIDER WITHIN THE MEANING OF SECTION 627 OF THE COMPANY
      MANUAL OF THE TORONTO STOCK EXCHANGE AS AMENDED OR SUPERSEDED FROM TIME TO TIME;

"ISSUE PRICE" MEANS THE WEIGHTED AVERAGE OF THE TRADING PRICES OF THE SHARES ON
      THE EXCHANGE FOR THE CALENDAR QUARTER IN RESPECT OF WHICH SHARES ARE BEING ISSUED UNDER THE SHARE PURCHASE PLAN;

"MARKET PRICE" AT ANY DATE IN RESPECT OF THE SHARES SHALL BE THE GREATEST
      CLOSING PRICE OF THE SHARES ON ANY EXCHANGE ON THE LAST BUSINESS DAY PRECEDING THE DATE ON WHICH THE OPTION IS APPROVED BY THE BOARD OR ON SUCH OTHER BUSINESS DAY AS THE BOARD SHALL DETERMINE AND, IN THE EVENT THAT THE SHARES DID NOT TRADE ON SUCH BUSINESS DAY, THE MARKET PRICE SHALL BE THE AVERAGE OF THE BID AND ASK PRICES IN RESPECT OF THE SHARES AT THE CLOSE OF TRADING ON SUCH DATE AND, IN THE EVENT THAT THE SHARES ARE NOT LISTED AND POSTED FOR TRADING ON ANY STOCK EXCHANGE, THE MARKET PRICE SHALL BE THE FAIR MARKET VALUE OF THE SHARES AS DETERMINED BY THE BOARD IN ITS SOLE DISCRETION;

"ON-SITE PARTICIPANT" MEANS AN INDIVIDUAL WHO IS ENTITLED TO PARTICIPATE IN THE
      SHARE PURCHASE PLAN WHO IS NOT A HEAD OFFICE PARTICIPANT;

"OPTION" MEANS AN OPTION TO PURCHASE SHARES GRANTED UNDER THE SHARE OPTION PLAN;

"OPTION PRICE" MEANS THE PRICE PER SHARE AT WHICH SHARES MAY BE PURCHASED UNDER
      AN OPTION, AS THE SAME MAY BE ADJUSTED FROM TIME TO TIME IN ACCORDANCE WITH SECTION 4.06 HEREOF;

"OPTIONEE" MEANS AN ELIGIBLE PERSON TO WHOM AN OPTION HAS BEEN GRANTED OR AN
      ELIGIBLE ASSIGNEE TO WHOM AN OPTION HAS BEEN ASSIGNED IN ACCORDANCE WITH
      SECTION 4.03(F) HEREOF;

"PARTICIPANT" MEANS EACH OF A HEAD OFFICE PARTICIPANT AND AN ON-SITE
      PARTICIPANT;

"PARTICIPANT'S CONTRIBUTION" MEANS THE AMOUNT A PARTICIPANT ELECTS TO CONTRIBUTE
      TO THE SHARE PURCHASE PLAN UNDER SECTION 3.04(A) OR (B) HEREOF;

"PERSON" MEANS AN INDIVIDUAL, A CORPORATION, A PARTNERSHIP, AN UNINCORPORATED
      ASSOCIATION OR ORGANISATION, A TRUST, A GOVERNMENT OR DEPARTMENT OR AGENCY THEREOF AND THE HEIRS, EXECUTORS, ADMINISTRATORS OR OTHER LEGAL REPRESENTATIVES OF AN INDIVIDUAL AND AN ASSOCIATE OR AFFILIATE OF ANY THEREOF AS SUCH TERMS ARE DEFINED IN THE ACT;

"SHARE BONUS PLAN" MEANS THE SHARE BONUS PLAN DESCRIBED IN ARTICLE FIVE HEREOF,
      AS THE SAME MAY BE AMENDED OR VARIED FROM TIME TO TIME;

"SHARE BONUS RECIPIENT" MEANS AN ELIGIBLE PERSON TO WHOM SHARES HAVE BEEN ISSUED
      AS A BONUS PURSUANT TO THE SHARE BONUS PLAN;

"SHARE OPTION PLAN" MEANS THE SHARE OPTION PLAN DESCRIBED IN ARTICLE FOUR
      HEREOF, AS THE SAME MAY BE AMENDED OR VARIED FROM TIME TO TIME;

"SHARE PURCHASE PLAN" MEANS THE SHARE PURCHASE PLAN DESCRIBED IN ARTICLE THREE
      HEREOF, AS THE SAME MAY BE AMENDED OR VARIED FROM TIME TO TIME;

"SHARES" MEANS THE COMMON SHARES OF THE CORPORATION OR, IN THE EVENT OF AN
      ADJUSTMENT CONTEMPLATED BY SECTION 4.06 HEREOF, SUCH OTHER SHARES OR SECURITIES TO WHICH AN OPTIONEE MAY BE ENTITLED UPON THE EXERCISE OF AN OPTION AS A RESULT OF SUCH ADJUSTMENT; AND

"SUBSIDIARY" MEANS ANY CORPORATION WHICH IS A SUBSIDIARY BODY CORPORATE, AS SUCH
      TERM IS DEFINED IN SUBSECTION 2(5) OF THE ACT AS SUCH PROVISION IS FROM TIME TO TIME AMENDED, VARIED OR RE-ENACTED, OF THE CORPORATION.


SHARE PURCHASE PLAN

The Share Purchase Plan: THE SHARE PURCHASE PLAN IS HEREBY ESTABLISHED FOR CERTAIN EMPLOYEES OF THE CORPORATION.

Participants: PARTICIPANTS IN THE SHARE PURCHASE PLAN SHALL BE EMPLOYEES OF THE CORPORATION OR ITS SUBSIDIARIES WHO HAVE BEEN CONTINUOUSLY EMPLOYED BY THE CORPORATION OR ITS SUBSIDIARIES FOR AT LEAST SIX CONSECUTIVE MONTHS. THE BOARD, UPON THE RECOMMENDATION OF THE CHIEF EXECUTIVE OFFICER OF THE CORPORATION, SHALL HAVE THE RIGHT, IN ITS ABSOLUTE DISCRETION, TO WAIVE SUCH SIX MONTH PERIOD, TO DETERMINE THAT THE SHARE PURCHASE PLAN DOES NOT APPLY TO ANY EMPLOYEE OR GROUP OF EMPLOYEES, TO DETERMINE WHETHER A PARTICIPANT IS A HEAD OFFICE PARTICIPANT OR AN ON-SITE PARTICIPANT AND TO OTHERWISE DETERMINE THE APPLICATION OF ANY PROVISION OF THE SHARE PURCHASE PLAN.

Number of Shares: SUBJECT TO INCREASE BY THE BOARD AND THE RECEIPT OF THE APPROVAL OF THE EXCHANGE, THE AGGREGATE NUMBER OF SHARES RESERVED BY THE CORPORATION AND AVAILABLE UNDER THE SHARE PURCHASE PLAN SHALL BE 8,500,000.

Election to Participate in Share Purchase Plan and Participant's Contribution:

ANY PARTICIPANT MAY ELECT TO CONTRIBUTE MONEY TO THE SHARE PURCHASE PLAN IN
      ANY CALENDAR YEAR IF THE PARTICIPANT, PRIOR TO THE END OF THE IMMEDIATELY PRECEDING CALENDAR YEAR, DELIVERS TO THE EMPLOYER AND THE CORPORATION A WRITTEN DIRECTION IN FORM AND SUBSTANCE SATISFACTORY TO THE CORPORATION AUTHORISING THE EMPLOYER TO DEDUCT FROM THE PARTICIPANT'S SALARY THE PARTICIPANT'S CONTRIBUTION IN EQUAL INSTALMENTS.

IF, ON DECEMBER 31 OF ANY YEAR, AN EMPLOYEE HAS NOT BEEN CONTINUOUSLY EMPLOYED
      BY THE CORPORATION OR A SUBSIDIARY FOR AT LEAST SIX CONSECUTIVE MONTHS (UNLESS SUCH SIX-MONTH REQUIREMENT IS WAIVED BY THE BOARD), THEN, IN THE CALENDAR QUARTER DURING WHICH SUCH EMPLOYEE REACHES SIX CONSECUTIVE MONTHS OF EMPLOYMENT, HE OR SHE MAY ELECT TO MAKE A PARTICIPANT'S CONTRIBUTION WITH RESPECT TO THE BALANCE OF THAT CALENDAR YEAR, COMMENCING AT THE BEGINNING OF THE NEXT CALENDAR QUARTER, BY DELIVERING TO THE EMPLOYER AND THE CORPORATION THE WRITTEN DIRECTION REFERRED TO ABOVE.

THE PARTICIPANT'S CONTRIBUTION SHALL NOT EXCEED 10%, BEFORE DEDUCTIONS, IN THE
      CASE OF A HEAD OFFICE PARTICIPANT, AND 5%, BEFORE DEDUCTIONS, IN THE CASE OF AN ON-SITE PARTICIPANT, OF THE PARTICIPANT'S BASIC ANNUAL SALARY; PROVIDED THAT, IN THE EVENT OF ANY EMPLOYEE ELECTING TO MAKE A PARTICIPANT'S CONTRIBUTION FOR LESS THAN A FULL YEAR IN ACCORDANCE WITH PARAGRAPH (B) ABOVE, HIS OR HER BASIC ANNUAL SALARY SHALL BE PRO-RATED FOR THE BALANCE OF THAT CALENDAR YEAR.

NO ADJUSTMENT SHALL BE MADE TO THE PARTICIPANT'S CONTRIBUTION UNTIL THE NEXT
      SUCCEEDING CALENDAR YEAR, AND THEN ONLY IF A NEW WRITTEN DIRECTION SHALL HAVE BEEN DELIVERED TO THE EMPLOYER AND THE CORPORATION FOR SUCH CALENDAR YEAR. THE PARTICIPANT'S CONTRIBUTION SHALL BE HELD BY THE CORPORATION IN TRUST FOR THE PURPOSES OF THE SHARE PURCHASE PLAN.

Corporation's Contribution: IMMEDIATELY PRIOR TO THE DATE ANY SHARES ARE ISSUED TO A PARTICIPANT IN ACCORDANCE WITH SECTION 3.07 HEREOF, THE CORPORATION WILL CREDIT THE PARTICIPANT WITH AND THEREAFTER HOLD IN TRUST FOR THE PARTICIPANT AN AMOUNT EQUAL TO THE PARTICIPANT'S CONTRIBUTION THEN HELD IN TRUST BY THE CORPORATION.

Aggregate Contribution: THE CORPORATION SHALL NOT BE REQUIRED TO SEGREGATE THE AGGREGATE CONTRIBUTION FROM ITS OWN CORPORATE FUNDS OR TO PAY INTEREST THEREON.

Issue of Shares

AS SOON AS PRACTICABLE FOLLOWING MARCH 31, JUNE 30, SEPTEMBER 30 AND DECEMBER
      31 IN EACH CALENDAR YEAR THE CORPORATION WILL ISSUE FOR THE ACCOUNT OF EACH PARTICIPANT FULLY PAID AND NON-ASSESSABLE SHARES EQUAL IN VALUE TO THE AGGREGATE CONTRIBUTION HELD IN TRUST AS OF SUCH DATE BY THE CORPORATION CONVERTED INTO SHARES AT THE APPLICABLE ISSUE PRICE. IF SUCH CONVERSION WOULD OTHERWISE RESULT IN THE ISSUE FOR THE ACCOUNT OF A PARTICIPANT OF A FRACTION OF A SHARE, THE CORPORATION WILL ISSUE ONLY SUCH WHOLE SHARES AS ARE ISSUABLE.

THE CORPORATION SHALL HOLD ANY UNUSED BALANCE OF THE AGGREGATE CONTRIBUTION IN
      TRUST FOR A PARTICIPANT UNTIL USED IN ACCORDANCE WITH THE SHARE PURCHASE PLAN.

Safekeeping and Delivery of Shares

ALL SHARES ISSUED FOR THE ACCOUNT OF A PARTICIPANT IN ACCORDANCE WITH SECTION
      3.07 HEREOF WILL BE HELD IN SAFEKEEPING BY THE CORPORATION AND WILL BE DELIVERED, SUBJECT AS OTHERWISE PROVIDED IN THE SHARE PURCHASE PLAN, TO SUCH PARTICIPANT UPON THE EXPIRY OF THE HOLDING PERIOD FROM THE DATE OF ISSUE OF SUCH SHARES. IF THE CORPORATION RECEIVES, ON BEHALF OF A PARTICIPANT IN RESPECT OF ANY SHARES SO HELD:

      CASH DIVIDENDS;

      OPTIONS OR RIGHTS TO PURCHASE ADDITIONAL SECURITIES OF THE CORPORATION OR
            ANY OTHER CORPORATION;

      ANY NOTICE OF MEETING, PROXY STATEMENT AND PROXY FOR ANY MEETING OF
            HOLDERS OF SHARES OF THE CORPORATION; OR

      OTHER OR ADDITIONAL SHARES OR OTHER SECURITIES (BY WAY OF DIVIDEND OR
            OTHERWISE);

      then the Corporation shall forward to such Participant, at his or her last address according to the register maintained under Section 3.11 hereof, any of the items listed in Section 3.08(a)(i), (ii) and (iii) hereof; and shall hold in safekeeping any additional securities referred to in Section 3.08(a)(iv) hereof and shall deliver such securities to the Participant with delivery of the Shares in respect of which such additional securities were issued.

ANY SHARES HELD FOR THE ACCOUNT OF A PARTICIPANT IN SAFEKEEPING BY THE
      CORPORATION WILL BE DISTRIBUTED, SUBJECT AS OTHERWISE SPECIFICALLY PROVIDED IN THE SHARE PURCHASE PLAN, TO A PARTICIPANT OR HIS OR HER ESTATE PRIOR TO THE EXPIRY OF THE APPLICABLE HOLDING PERIOD ONLY UPON:

      THE DATE OF THE COMMENCEMENT OF THE PARTICIPANT'S RETIREMENT IN
            ACCORDANCE WITH THE CORPORATION'S NORMAL RETIREMENT POLICY;

      THE DATE OF THE COMMENCEMENT OF THE TOTAL DISABILITY OF THE PARTICIPANT
            DETERMINED IN ACCORDANCE WITH THE CORPORATION'S NORMAL DISABILITY POLICY; OR

      THE DATE OF DEATH OF THE PARTICIPANT.

AN ON-SITE PARTICIPANT MAY, BY A REQUEST IN WRITING, IN FORM AND SUBSTANCE
      SATISFACTORY TO THE CORPORATION, DIRECT THE CORPORATION TO DELIVER THOSE SHARES HELD IN SAFEKEEPING FOR THE ACCOUNT OF THE SAID ON-SITE PARTICIPANT WHICH WERE ACQUIRED WITH THAT PARTICIPANT'S CONTRIBUTION. SHARES ACQUIRED WITH THE CORPORATION'S CONTRIBUTION WILL BE HELD IN SAFEKEEPING BY THE CORPORATION AND WILL BE DELIVERED, SUBJECT AS OTHERWISE PROVIDED IN THE SHARE PURCHASE PLAN, TO SUCH PARTICIPANT UPON THE EXPIRY OF THE HOLDING PERIOD FROM THE DATE OF ISSUE OF SUCH SHARES.

IF THERE IS A TAKE-OVER BID MADE FOR ALL OR A PORTION OF THE ISSUED AND
      OUTSTANDING SHARES OF THE CORPORATION, THEN THE BOARD MAY, BY RESOLUTION, MAKE ANY SHARES HELD IN TRUST FOR A PARTICIPANT IMMEDIATELY DELIVERABLE IN ORDER TO PERMIT SUCH SHARES TO BE TENDERED TO SUCH BID. IN ADDITION THE BOARD MAY, BY RESOLUTION, PERMIT THE CORPORATION'S CONTRIBUTION TO BE MADE AND SHARES ISSUED FOR THE THEN AGGREGATE CONTRIBUTION PRIOR TO EXPIRY OF ANY SUCH TAKE-OVER BID IN ORDER TO PERMIT SUCH SHARES TO BE TENDERED TO SUCH BID.

Termination of Employment: IF A PARTICIPANT SHALL CEASE TO BE EMPLOYED BY THE CORPORATION AND ITS SUBSIDIARIES FOR ANY REASON OR SHALL RECEIVE NOTICE FROM THE CORPORATION OR A SUBSIDIARY OF THE TERMINATION OF HIS OR HER EMPLOYMENT:

SUCH PARTICIPANT SHALL AUTOMATICALLY CEASE TO BE A PARTICIPANT IN THE SHARE
      PURCHASE PLAN;

ANY PORTION OF THE PARTICIPANT'S CONTRIBUTION THEN HELD IN TRUST FOR SUCH
      PARTICIPANT SHALL BE PAID TO SUCH PARTICIPANT OR HIS OR HER ESTATE OR SUCCESSOR, AS THE CASE MAY BE;

ANY PORTION OF THE CORPORATION'S CONTRIBUTION THEN HELD IN TRUST FOR SUCH
      PARTICIPANT SHALL BE PAID TO THE CORPORATION;

IF SUCH PARTICIPANT IS A HEAD OFFICE PARTICIPANT, ANY SHARES THEN HELD IN
      SAFEKEEPING FOR SUCH PARTICIPANT SHALL, SUBJECT TO SECTION 3.08 HEREOF IN THE CASE OF RETIREMENT, DISABILITY OR DEATH, AND SUBJECT TO THE PROVISIONS OF THE ACT AND APPLICABLE SECURITIES LEGISLATION, AT THE OPTION OF THE CORPORATION BE PURCHASED FOR CANCELLATION BY THE CORPORATION AT THE ISSUE PRICE THEREOF OR SOLD AT MARKET AND AN AMOUNT EQUAL TO THE LESSER OF:

      THE PARTICIPANT'S CONTRIBUTION; AND

      ONE-HALF OF THE PROCEEDS RECEIVED ON ANY SALE OF SUCH SHARES;

      shall be paid to such Participant and the balance shall be paid to the Corporation; provided that the Board may waive the requirements of this
      Section 3.09(d) and pay the full proceeds to the Participant; and

IF SUCH PARTICIPANT IS AN ON-SITE PARTICIPANT, ANY SHARES THEN HELD IN
      SAFEKEEPING FOR SUCH PARTICIPANT SHALL BE DELIVERED TO SUCH PARTICIPANT IN ACCORDANCE WITH SECTION 3.08 HEREOF AND ALL ITEMS LISTED IN SECTION 3.08(A)(I) TO (IV) HEREOF SHALL BE DEALT WITH IN ACCORDANCE WITH SECTION
      3.08 HEREOF.

Election to Withdraw from Share Purchase Plan: ANY PARTICIPANT MAY AT ANY TIME ELECT TO WITHDRAW FROM THE SHARE PURCHASE PLAN. IN ORDER TO WITHDRAW THE PARTICIPANT MUST GIVE AT LEAST TWO WEEKS' NOTICE TO THE EMPLOYER AND THE CORPORATION IN WRITING IN FORM AND SUBSTANCE SATISFACTORY TO THE EMPLOYER AND THE CORPORATION DIRECTING THE EMPLOYER TO CEASE DEDUCTING FROM THE PARTICIPANT'S SALARY THE PARTICIPANT'S CONTRIBUTION. DEDUCTIONS WILL CEASE TO BE MADE COMMENCING WITH THE FIRST PAY DATE FOLLOWING EXPIRY OF THE TWO-WEEK NOTICE. THE PARTICIPANT'S CONTRIBUTION WILL CONTINUE TO BE HELD IN TRUST. ON THE NEXT FOLLOWING DATE FOR MAKING THE CORPORATION'S CONTRIBUTION THE CORPORATION WILL CREDIT THE PARTICIPANT WITH THE PRO RATA AMOUNT OF THE CORPORATION'S CONTRIBUTION, CALCULATED IN ACCORDANCE WITH SECTION 3.05 HEREOF. THE ISSUANCE AND DELIVERY OF SHARES WILL NOT BE ACCELERATED BY SUCH WITHDRAWAL BUT WILL OCCUR ON THE DATE ON WHICH SUCH SHARES WOULD OTHERWISE HAVE BEEN ISSUED IN ACCORDANCE WITH SECTION 3.07 HEREOF AND DELIVERED TO THE PARTICIPANT IN ACCORDANCE WITH
SECTION 3.08 HEREOF HAD THE PARTICIPANT NOT ELECTED TO WITHDRAW FROM THE SHARE PURCHASE PLAN.

Record Keeping: THE CORPORATION SHALL MAINTAIN A REGISTER IN WHICH SHALL BE
RECORDED:

THE NAME AND ADDRESS OF EACH PARTICIPANT IN THE SHARE PURCHASE PLAN;

ANY PARTICIPANT'S CONTRIBUTIONS; AND

THE NUMBER OF SHARES HELD IN SAFEKEEPING FOR THE ACCOUNT OF A PARTICIPANT.


Necessary Approvals: THE OBLIGATION OF THE CORPORATION TO ISSUE AND DELIVER ANY SHARES IN ACCORDANCE WITH THE SHARE PURCHASE PLAN SHALL BE SUBJECT TO ANY NECESSARY APPROVAL OF ANY STOCK EXCHANGE OR REGULATORY AUTHORITY HAVING JURISDICTION OVER THE SECURITIES OF THE CORPORATION. IF ANY SHARES CANNOT BE ISSUED TO ANY PARTICIPANT FOR WHATEVER REASON, THE OBLIGATION OF THE CORPORATION TO ISSUE SUCH SHARES SHALL TERMINATE AND ANY PARTICIPANT'S CONTRIBUTION HELD IN TRUST FOR A PARTICIPANT SHALL BE RETURNED TO THE PARTICIPANT WITHOUT INTEREST.


SHARE OPTION PLAN

Administration of the Share Option Plan:

THE SHARE OPTION PLAN SHALL BE ADMINISTERED BY THE BOARD IN ACCORDANCE WITH
      THE RULES AND POLICIES OF THE EXCHANGE IN RESPECT OF STOCK OPTION PLANS. THE BOARD SHALL RECEIVE RECOMMENDATIONS OF MANAGEMENT AND SHALL DETERMINE AND DESIGNATE FROM TIME TO TIME THOSE DIRECTORS, OFFICERS, EMPLOYEES AND CONSULTANTS OF THE CORPORATION OR ITS SUBSIDIARIES TO WHOM AN OPTION SHOULD BE GRANTED AND THE NUMBER OF SHARES WHICH WILL BE OPTIONED FROM TIME TO TIME TO ANY ELIGIBLE PERSON AND THE TERMS AND CONDITIONS OF THE GRANT.

THE BOARD SHALL HAVE THE POWER, WHERE CONSISTENT WITH THE GENERAL PURPOSE AND
      INTENT OF THE SHARE OPTION PLAN AND SUBJECT TO THE SPECIFIC PROVISIONS OF THE SHARE OPTION PLAN:

      TO ESTABLISH POLICIES AND TO ADOPT, PRESCRIBE, AMEND OR VARY RULES AND
            REGULATIONS FOR CARRYING OUT THE PURPOSES, PROVISIONS AND ADMINISTRATION OF THE SHARE OPTION PLAN AND MAKE ALL OTHER DETERMINATIONS NECESSARY OR ADVISABLE FOR ITS ADMINISTRATION;

      TO INTERPRET AND CONSTRUE THE SHARE OPTION PLAN AND TO DETERMINE ALL
            QUESTIONS ARISING OUT OF THE SHARE OPTION PLAN AND ANY OPTION GRANTED PURSUANT TO THE SHARE OPTION PLAN AND ANY SUCH INTERPRETATION, CONSTRUCTION OR DETERMINATION MADE BY THE BOARD SHALL BE FINAL, BINDING AND CONCLUSIVE FOR ALL PURPOSES;

      TO DETERMINE WHICH ELIGIBLE PERSONS ARE GRANTED OPTIONS AND TO GRANT
            OPTIONS;

      TO DETERMINE THE NUMBER OF SHARES COVERED BY EACH OPTION;

      TO DETERMINE THE OPTION PRICE;

      TO DETERMINE THE TIME OR TIMES WHEN OPTIONS WILL BE GRANTED AND
            EXERCISABLE;

      TO DETERMINE IF THE SHARES WHICH ARE SUBJECT TO AN OPTION WILL BE
            SUBJECT TO ANY RESTRICTIONS UPON THE EXERCISE OF SUCH OPTION; AND

      TO PRESCRIBE THE FORM OF THE INSTRUMENTS RELATING TO THE GRANT,
            EXERCISE AND OTHER TERMS OF OPTIONS WHICH INITIALLY SHALL BE SUBSTANTIALLY IN THE FORM ANNEXED HERETO AS SCHEDULE "A".

Shares Subject to the Share Option Plan: OPTIONS MAY BE GRANTED IN RESPECT OF AUTHORISED AND UNISSUED SHARES PROVIDED THAT, SUBJECT TO INCREASE BY THE BOARD AND THE RECEIPT OF THE APPROVAL OF THE EXCHANGE, THE AGGREGATE NUMBER OF SHARES RESERVED BY THE CORPORATION FOR ISSUANCE AND WHICH MAY BE PURCHASED UPON THE EXERCISE OF ALL OPTIONS SHALL NOT EXCEED 41,000,000, SUBJECT TO ADJUSTMENT OR INCREASE OF SUCH NUMBER PURSUANT TO THE PROVISIONS OF SECTION 4.06 HEREOF. SHARES IN RESPECT OF WHICH OPTIONS ARE NOT EXERCISED SHALL BE AVAILABLE FOR SUBSEQUENT OPTIONS UNDER THE SHARE OPTION PLAN. NO FRACTIONAL SHARES MAY BE PURCHASED OR ISSUED UNDER THE SHARE OPTION PLAN.

Eligibility, Grant, Terms of Options:

OPTIONS MAY BE GRANTED TO ELIGIBLE PERSONS.

OPTIONS MAY BE GRANTED BY THE COMPENSATION COMMITTEE TO THE EXTENT THAT SUCH
      GRANTS ARE APPROVED BY THE BOARD.

SUBJECT TO THE PROVISIONS OF THE SHARE OPTION PLAN, THE NUMBER OF SHARES SUBJECT
      TO EACH OPTION, THE OPTION PRICE, THE EXPIRATION DATE OF EACH OPTION, THE EXTENT TO WHICH EACH OPTION IS EXERCISABLE FROM TIME TO TIME DURING THE TERM OF THE OPTION AND THE OTHER TERMS AND CONDITIONS RELATING TO EACH SUCH OPTION SHALL BE DETERMINED BY THE BOARD. AT NO TIME SHALL THE PERIOD DURING WHICH AN OPTION SHALL BE EXERCISABLE EXCEED 10 YEARS.

IN THE EVENT THAT NO SPECIFIC DETERMINATION IS MADE BY THE BOARD WITH RESPECT
      TO ANY OF THE FOLLOWING MATTERS, EACH OPTION SHALL, SUBJECT TO ANY OTHER SPECIFIC PROVISIONS OF THE SHARE OPTION PLAN, CONTAIN THE FOLLOWING TERMS AND CONDITIONS:

      THE PERIOD DURING WHICH AN OPTION SHALL BE EXERCISABLE SHALL BE TEN
            YEARS FROM THE DATE THE OPTION IS GRANTED TO THE OPTIONEE; AND

      THE OPTIONEE MAY TAKE UP NOT MORE THAN 33 1/3% OF THE SHARES COVERED BY
            THE OPTION DURING EACH 12 MONTH PERIOD FROM THE DATE OF THE GRANT OF THE OPTION; PROVIDED, HOWEVER, THAT IF THE NUMBER OF SHARES TAKEN UP UNDER THE OPTION DURING ANY SUCH 12 MONTH PERIOD IS LESS THAN 33 1/3% OF THE SHARES COVERED BY THE OPTION, THE OPTIONEE SHALL HAVE THE RIGHT, AT ANY TIME OR FROM TIME TO TIME DURING THE REMAINDER OF THE TERM OF THE OPTION, TO PURCHASE SUCH NUMBER OF SHARES SUBJECT TO THE OPTION WHICH WERE PURCHASABLE, BUT NOT PURCHASED BY HIM OR HER, DURING SUCH 12 MONTH PERIOD.

THE OPTION PRICE OF SHARES, WHICH ARE THE SUBJECT OF ANY OPTION, SHALL IN NO
      CIRCUMSTANCES BE LOWER THAN THE MARKET PRICE OF THE SHARES AT THE DATE OF THE GRANT OF THE OPTION.

NO OPTION AWARDED PURSUANT TO THE PROVISIONS OF THE SHARE OPTION PLAN IS
      ASSIGNABLE OR TRANSFERABLE BY ANY ELIGIBLE PERSON OTHER THAN PURSUANT TO A WILL OR BY THE LAWS OF DESCENT AND DISTRIBUTION OR AS MAY BE APPROVED BY THE BOARD AND SUBJECT TO COMPLIANCE WITH THE FOLLOWING SENTENCE. SUBJECT TO THE APPROVAL OF THE BOARD AND, IF REQUIRED, ANY STOCK EXCHANGE OR REGULATORY AUTHORITY HAVING JURISDICTION OVER THE SECURITIES OF THE CORPORATION AND COMPLIANCE WITH ALL APPLICABLE REGULATORY REQUIREMENTS AND LAWS, AN OPTIONEE MAY ASSIGN AN OPTION GRANTED TO SUCH OPTIONEE PURSUANT TO THE SHARE OPTION PLAN TO AN ELIGIBLE ASSIGNEE; PROVIDED THAT (I) NO CONSIDERATION IS PAID BY THE ELIGIBLE ASSIGNEE IN CONNECTION WITH THE TRANSFER OF SUCH OPTION, AND (II) THE OPTION HELD BY THE ELIGIBLE ASSIGNEE FOLLOWING THE ASSIGNMENT THEREOF BY SUCH OPTIONEE SHALL BE DEEMED, AS LONG AS SUCH OPTION IS OUTSTANDING, TO BE HELD BY SUCH OPTIONEE FOR PURPOSES OF THE LIMITATIONS SET FORTH IN SECTION 4.02 AND SECTION 6.01 HEREOF.

Exercise of Options:

SUBJECT TO THE PROVISIONS OF THE SHARE OPTION PLAN, AN OPTION MAY BE EXERCISED
      FROM TIME TO TIME BY DELIVERY TO THE CORPORATION AT ITS REGISTERED OFFICE OF A WRITTEN NOTICE OF EXERCISE ADDRESSED TO THE SECRETARY OF THE CORPORATION SPECIFYING THE NUMBER OF SHARES WITH RESPECT TO WHICH THE OPTION IS BEING EXERCISED AND ACCOMPANIED BY PAYMENT IN FULL OF THE OPTION PRICE OF THE SHARES TO BE PURCHASED. CERTIFICATES FOR SUCH SHARES SHALL BE ISSUED AND DELIVERED TO THE OPTIONEE WITHIN A REASONABLE PERIOD OF TIME FOLLOWING THE RECEIPT OF SUCH NOTICE AND PAYMENT.

THE CORPORATION MAY, BUT IS NOT OBLIGATED TO, LOAN AN OPTIONEE THE FUNDS
      REQUIRED TO EXERCISE AN OPTION. THE BOARD SHALL HAVE THE POWER TO DETERMINE THE INTEREST RATE CHARGED, IF ANY, AND THE SCHEDULE FOR REPAYMENT. ANY LOAN MADE PURSUANT TO THIS SECTION SHALL BE REPAYABLE UPON MATURITY OR UPON THE DEATH OF THE OPTIONEE OR EARLIER IN CERTAIN OTHER CIRCUMSTANCES SUCH AS TERMINATION OF EMPLOYMENT AND IN ANY EVENT SHALL BE FULL RECOURSE AND SHALL BE REPAYABLE WITHIN TEN YEARS OF THE EXERCISE OF THE OPTION. SUCH LOAN WILL BE SECURED BY A PLEDGE OF THE SHARES PURCHASED WITH THE PROCEEDS OF THE LOAN.

NOTWITHSTANDING ANY OF THE PROVISIONS CONTAINED IN THE SHARE OPTION PLAN OR IN
      ANY OPTION, THE CORPORATION'S OBLIGATION TO ISSUE SHARES TO AN OPTIONEE PURSUANT TO THE EXERCISE OF AN OPTION SHALL BE SUBJECT TO:

      COMPLETION OF SUCH REGISTRATION OR OTHER QUALIFICATION OF SUCH SHARES OR
            OBTAINING APPROVAL OF SUCH GOVERNMENTAL OR REGULATORY AUTHORITY AS COUNSEL TO THE CORPORATION SHALL REASONABLY DETERMINE TO BE NECESSARY OR ADVISABLE IN CONNECTION WITH THE AUTHORISATION, ISSUANCE OR SALE THEREOF;

      THE LISTING OF SUCH SHARES ON THE EXCHANGE; AND

      THE RECEIPT FROM THE OPTIONEE OF SUCH REPRESENTATIONS, AGREEMENTS AND
            UNDERTAKINGS, INCLUDING AS TO FUTURE DEALINGS IN SUCH SHARES, AS THE CORPORATION OR ITS COUNSEL REASONABLY DETERMINES TO BE NECESSARY OR ADVISABLE IN ORDER TO SAFEGUARD AGAINST THE VIOLATION OF THE SECURITIES LAWS OF ANY JURISDICTION.

            In this connection the Corporation shall, to the extent necessary, take all reasonable steps to obtain such approvals, registrations and qualifications as may be necessary for the issuance of such Shares in compliance with applicable securities laws and for the listing of such Shares on the Exchange.

Termination of Employment; Death:

SUBJECT TO SECTION 4.05(B) HEREOF AND ANY EXPRESS RESOLUTION PASSED BY THE BOARD
      WITH RESPECT TO AN OPTION, AN OPTION, AND ALL RIGHTS TO PURCHASE PURSUANT THERETO, SHALL EXPIRE AND TERMINATE WITHIN THREE MONTHS OF THE DATE OF THE OPTIONEE CEASING TO BE A DIRECTOR, OFFICER OR A PART-TIME OR FULL-TIME EMPLOYEE OF THE CORPORATION OR OF ANY SUBSIDIARY. THE ENTITLEMENT OF A CONSULTANT TO OPTIONS INCLUDING THE TERMINATION THEREOF SHALL BE IN ACCORDANCE WITH THE TERMS OF THE CONSULTING AGREEMENT ENTERED INTO BETWEEN THE CORPORATION OR THE SUBSIDIARY AND THE CONSULTANT.

IF, BEFORE THE EXPIRY OF AN OPTION IN ACCORDANCE WITH THE TERMS THEREOF, THE
      EMPLOYMENT OF THE OPTIONEE WITH THE CORPORATION OR WITH ANY SUBSIDIARY SHALL TERMINATE, IN EITHER CASE BY REASON OF THE DEATH OF THE OPTIONEE, SUCH OPTION MAY, SUBJECT TO THE TERMS THEREOF AND ANY OTHER TERMS OF THE SHARE OPTION PLAN, BE EXERCISED BY THE LEGAL REPRESENTATIVE(S) OF THE ESTATE OF THE OPTIONEE AT ANY TIME DURING THE FIRST YEAR FOLLOWING THE DEATH OF THE OPTIONEE (BUT PRIOR TO THE EXPIRY OF THE OPTION IN ACCORDANCE WITH THE TERMS THEREOF) BUT ONLY TO THE EXTENT THAT THE OPTIONEE WAS ENTITLED TO EXERCISE SUCH OPTION AT THE DATE OF THE TERMINATION OF HIS OR HER EMPLOYMENT.

OPTIONS SHALL NOT BE AFFECTED BY ANY CHANGE OF EMPLOYMENT OF THE OPTIONEE OR BY
      THE OPTIONEE CEASING TO BE A DIRECTOR WHERE THE OPTIONEE CONTINUES TO BE EMPLOYED BY THE CORPORATION OR A SUBSIDIARY OR CONTINUES TO BE A DIRECTOR OF THE SUBSIDIARY OR AN OFFICER OF THE CORPORATION OR ANY SUBSIDIARY.

Change in Control and Certain Adjustments:

NOTWITHSTANDING ANY OTHER PROVISION OF THE SHARE OPTION PLAN IN THE EVENT OF:

      THE ACQUISITION BY ANY PERSON WHO WAS NOT, IMMEDIATELY PRIOR TO THE
            EFFECTIVE TIME OF THE ACQUISITION, A REGISTERED OR A BENEFICIAL SHAREHOLDER IN THE CORPORATION, OF SHARES OR RIGHTS OR OPTIONS TO ACQUIRE SHARES OR SECURITIES WHICH ARE CONVERTIBLE INTO SHARES OR ANY COMBINATION THEREOF SUCH THAT AFTER THE COMPLETION OF SUCH ACQUISITION SUCH PERSON WOULD BE ENTITLED TO EXERCISE 30% OR MORE OF THE VOTES ENTITLED TO BE CAST AT A MEETING OF THE SHAREHOLDERS; OR

      THE SALE BY THE CORPORATION OF ALL OR SUBSTANTIALLY ALL OF THE PROPERTY
            OR ASSETS OF THE CORPORATION;

      then notwithstanding that at the effective time of such transaction the Optionee may not be entitled to all the Shares subject to the Option, the Optionee shall be entitled to exercise the Option for the full amount of the Shares remaining subject to the Option at that time within 90 days of the close of any such transaction.

APPROPRIATE ADJUSTMENTS WITH RESPECT TO OPTIONS GRANTED OR TO BE GRANTED, IN THE
      NUMBER OF SHARES OPTIONED AND IN THE OPTION PRICE, SHALL BE MADE BY THE BOARD TO GIVE EFFECT TO ADJUSTMENTS IN THE NUMBER OF SHARES RESULTING FROM SUBDIVISIONS, CONSOLIDATIONS OR RECLASSIFICATIONS OF THE SHARES, THE PAYMENT OF STOCK DIVIDENDS OR CASH DIVIDENDS BY THE CORPORATION (OTHER THAN DIVIDENDS IN THE ORDINARY COURSE), THE DISTRIBUTION OF SECURITIES, PROPERTY OR ASSETS BY WAY OF DIVIDEND OR OTHERWISE (OTHER THAN DIVIDENDS IN THE ORDINARY COURSE), OR OTHER RELEVANT CHANGES IN THE CAPITAL STOCK OF THE CORPORATION OR THE AMALGAMATION OR MERGER OF THE CORPORATION WITH OR INTO ANY OTHER ENTITY, SUBSEQUENT TO THE APPROVAL OF THE SHARE OPTION PLAN BY THE BOARD. THE APPROPRIATE ADJUSTMENT IN ANY PARTICULAR CIRCUMSTANCE SHALL BE CONCLUSIVELY DETERMINED BY THE BOARD IN ITS SOLE DISCRETION, SUBJECT TO ACCEPTANCE BY THE EXCHANGE, IF APPLICABLE.

Amendment or Discontinuance of Share Option Plan: THE BOARD MAY AMEND OR DISCONTINUE THE SHARE OPTION PLAN AT ANY TIME UPON RECEIPT OF REQUISITE REGULATORY APPROVAL INCLUDING WITHOUT LIMITATION, THE APPROVAL OF THE EXCHANGE, PROVIDED, HOWEVER, THAT NO SUCH AMENDMENT MAY INCREASE THE MAXIMUM NUMBER OF SHARES THAT MAY BE OPTIONED UNDER THE SHARE OPTION PLAN, CHANGE THE MANNER OF DETERMINING THE MINIMUM OPTION PRICE OR, WITHOUT THE CONSENT OF THE OPTIONEE, ALTER OR IMPAIR ANY OF THE TERMS OF ANY OPTION PREVIOUSLY GRANTED TO AN OPTIONEE UNDER THE SHARE OPTION PLAN. ANY AMENDMENTS TO THE TERMS OF AN OPTION SHALL ALSO REQUIRE ALL NECESSARY REGULATORY APPROVALS, INCLUDING WITHOUT LIMITATION, THE APPROVAL OF THE EXCHANGE.

Miscellaneous

THE HOLDER OF AN OPTION SHALL NOT HAVE ANY RIGHTS AS A SHAREHOLDER OF THE
      CORPORATION WITH RESPECT TO ANY OF THE SHARES SUBJECT TO SUCH OPTION UNTIL SUCH HOLDER SHALL HAVE EXERCISED SUCH OPTION IN ACCORDANCE WITH THE TERMS OF THE SHARE OPTION PLAN (INCLUDING TENDERING PAYMENT IN FULL OF THE OPTION PRICE OF THE SHARES IN RESPECT OF WHICH THE OPTION IS BEING EXERCISED) AND THE ISSUANCE OF SHARES BY THE CORPORATION.

NOTHING IN THE SHARE OPTION PLAN OR ANY OPTION SHALL CONFER UPON AN OPTIONEE ANY
      RIGHT TO CONTINUE IN THE EMPLOY OF THE CORPORATION OR ANY SUBSIDIARY OR AFFECT IN ANY WAY THE RIGHT OF THE CORPORATION OR ANY SUBSIDIARY TO TERMINATE HIS OR HER EMPLOYMENT AT ANY TIME; NOR SHALL ANYTHING IN THE SHARE OPTION PLAN OR ANY OPTION BE DEEMED OR CONSTRUED TO CONSTITUTE AN AGREEMENT, OR AN EXPRESSION OF INTENT, ON THE PART OF THE CORPORATION OR ANY SUBSIDIARY TO EXTEND THE EMPLOYMENT OF ANY OPTIONEE BEYOND THE TIME WHICH HE OR SHE WOULD NORMALLY BE RETIRED PURSUANT TO THE PROVISIONS OF ANY PRESENT OR FUTURE RETIREMENT PLAN OF THE CORPORATION OR ANY SUBSIDIARY OR BEYOND THE TIME AT WHICH HE OR SHE WOULD OTHERWISE BE RETIRED PURSUANT TO THE PROVISIONS OF ANY CONTRACT OF EMPLOYMENT WITH THE CORPORATION OR ANY SUBSIDIARY.

TO THE EXTENT REQUIRED BY LAW OR REGULATORY POLICY OR NECESSARY TO ALLOW
      SHARES ISSUED ON EXERCISE OF AN OPTION TO BE FREE OF RESALE RESTRICTIONS, THE CORPORATION SHALL REPORT THE GRANT, EXERCISE OR TERMINATION OF THE OPTION TO THE EXCHANGE AND THE APPROPRIATE SECURITIES REGULATORY AUTHORITIES.

Shareholder and Regulatory Approval: THE SHARE OPTION PLAN SHALL BE SUBJECT TO THE APPROVAL OF THE SHAREHOLDERS OF THE CORPORATION TO BE GIVEN BY A RESOLUTION PASSED AT A MEETING OF THE SHAREHOLDERS OF THE CORPORATION HELD IN ACCORDANCE WITH THE ACT AND TO ACCEPTANCE BY THE EXCHANGE. ANY OPTIONS GRANTED PRIOR TO SUCH APPROVAL AND ACCEPTANCES SHALL BE CONDITIONAL UPON SUCH APPROVAL AND ACCEPTANCE BEING GIVEN AND NO SUCH OPTIONS MAY BE EXERCISED UNLESS SUCH APPROVAL AND ACCEPTANCE IS GIVEN.


SHARE BONUS PLAN

The Share Bonus Plan: THE SHARE BONUS PLAN IS HEREBY ESTABLISHED FOR ELIGIBLE PERSONS.

Eligible Persons: THE BOARD SHALL HAVE THE RIGHT TO DETERMINE, IN ITS SOLE AND ABSOLUTE DISCRETION, THE ELIGIBLE PERSONS ELIGIBLE TO PARTICIPATE IN THE SHARE BONUS PLAN, TO ISSUE FOR NO CASH CONSIDERATION TO ANY SUCH ELIGIBLE PERSON ANY NUMBER OF SHARES AS A DISCRETIONARY BONUS SUBJECT TO SUCH PROVISIONS AND RESTRICTIONS AS THE BOARD MAY DETERMINE AND TO OTHERWISE DETERMINE THE APPLICATION AND INTERPRETATION OF ANY PROVISION OF THE SHARE BONUS PLAN.

Number of Shares: SUBJECT TO INCREASE BY THE BOARD AND THE RECEIPT OF THE APPROVAL OF THE EXCHANGE, THE AGGREGATE NUMBER OF SHARES RESERVED BY THE CORPORATION AND AVAILABLE UNDER THE SHARE BONUS PLAN SHALL BE 5,000,000.

Necessary Approvals: THE OBLIGATION OF THE CORPORATION TO ISSUE AND DELIVER ANY SHARES IN ACCORDANCE WITH THE SHARE BONUS PLAN SHALL BE SUBJECT TO ANY NECESSARY APPROVALS OF ANY STOCK EXCHANGE OR REGULATORY AUTHORITY HAVING JURISDICTION OVER THE SECURITIES OF THE CORPORATION AND COMPLIANCE WITH ALL APPLICABLE REGULATORY REQUIREMENTS AND LAWS. IF ANY SHARES CANNOT BE ISSUED UNDER THE SHARE BONUS PLAN TO ANY ELIGIBLE PERSON FOR WHATEVER REASON, THE OBLIGATION OF THE CORPORATION TO ISSUE SUCH SHARES SHALL TERMINATE WITHOUT ANY OBLIGATION OR LIABILITY TO THE ELIGIBLE PERSON.


MISCELLANEOUS
Miscellaneous Provisions: IN NO EVENT SHALL ANY SHARE COMPENSATION ARRANGEMENT (WITHIN THE MEANING OF SECTION 630 OF THE COMPANY MANUAL OF THE TORONTO STOCK EXCHANGE AS AMENDED OR SUPERSEDED FROM TIME TO TIME), TOGETHER WITH ALL OTHER PREVIOUSLY ESTABLISHED AND PROPOSED SHARE COMPENSATION ARRANGEMENTS OF THE CORPORATION, RESULT IN:

THE NUMBER OF SHARES RESERVED FOR ISSUANCE PURSUANT TO OPTIONS GRANTED TO
      INSIDERS EXCEED 10 PERCENT OF THE OUTSTANDING ISSUE;

THE ISSUANCE TO INSIDERS, WITHIN A ONE-YEAR PERIOD, OF A NUMBER OF SHARES
      EXCEEDING 10 PERCENT OF THE OUTSTANDING ISSUE; OR

THE ISSUANCE TO ANY ONE INSIDER AND SUCH INSIDER'S ASSOCIATES, WITHIN A
      ONE-YEAR PERIOD, OF A NUMBER OF SHARES EXCEEDING 5 PERCENT OF THE OUTSTANDING ISSUE;

      and

FOR THE PURPOSES OF (B) AND (C) ABOVE, "OUTSTANDING ISSUE" SHALL BE DETERMINED
      ON THE BASIS DESCRIBED IN THE POLICY OF THE EXCHANGE ON STOCK OPTION PLANS AND STOCK PURCHASE PLANS; AND

FOR THE PURPOSES OF (A), (B) AND (C) ABOVE ANY ENTITLEMENT TO ACQUIRE SHARES
      GRANTED PRIOR TO THE OPTIONEE BECOMING AN INSIDER SHALL BE EXCLUDED FOR THE PURPOSES OF DETERMINING THE NUMBER OF SHARES ISSUABLE TO INSIDERS.

Amendments: ANY AMENDMENT TO THIS SHARE INCENTIVE PLAN SHALL BE SUBJECT TO THE RECEIPT OF ALL REQUIRED REGULATORY APPROVALS INCLUDING, WITHOUT LIMITATION, THE APPROVAL OF THE EXCHANGE.

Approval: THIS AMENDMENT TO THE SHARE INCENTIVE PLAN OF THE CORPORATION WHICH INCREASES THE NUMBER OF SHARES RESERVED FOR ISSUANCES UNDER EACH COMPONENT OF THE SHARE INCENTIVE PLAN WAS APPROVED BY THE SHAREHOLDERS OF THE CORPORATION AT ITS ANNUAL AND SPECIAL MEETING HELD ON JUNE 8, 2006.

                                  SCHEDULE "A"
                                 CERTIFICATE OF
                            BREAKWATER RESOURCES LTD.

BREAKWATER RESOURCES LTD. (the "Corporation"), for good and valuable consideration, hereby grants to the Optionee set forth below an Option to purchase common shares of the Corporation. The Option shall be subject to the terms and conditions set forth in the Breakwater Resources Ltd. Share Option Plan, as the same may be amended or replaced from time to time (the "Share Option Plan"), and in addition shall be subject to the terms set forth below:


         Optionee                                    :
                                                              --------------------------------------------------

         Position with the Corporation               :
                                                              --------------------------------------------------

         Number of Options                           :
                                                              --------------------------------------------------

         Option Price                                :
                                                              --------------------------------------------------

         Expiry Date of Option                       :
                                                              --------------------------------------------------

On the close of business on the Expiry Date, the Options granted will expire and terminate and be of no further force and effect whatsoever as to the Shares for which the Option hereby granted has not been exercised.

Where used herein all defined terms shall have the respective meanings attributed thereto in the Share Option Plan.

DATED this        day of              ,    .
           -------      -------------  ----

                                                   BREAKWATER RESOURCES LTD.


                                                   PER:
                                                        --------------------------------------------------------

The undersigned hereby acknowledges receipt of a copy of the Share Option Plan and accepts and agrees to the grant of this Option on the terms and conditions set forth herein and in the Share Option Plan effective as of the date above written.


-----------------------------------------------------
(SIGNATURE OF OPTIONEE)